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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of Earliest Event Reported):  May 19, 1998




                        UNITED STATES EXPLORATION, INC.
             (Exact name of Registrant as specified in its charter)


   Colorado                       1-13513                         84-1120323
(State or other                 (Commission                     (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)

                            1560 Broadway, Suite 1900
                              Denver, Colorado           80202
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code (303) 863-3550




       (Former name or former address, if changed since last report): NA
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ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On May 19, 1998 the Company engaged Ernst & Young LLP as its independent auditors for the year ending December 31, 1998, as approved by the Board of Directors upon recommendation of the Company's audit committee and simultaneously dismissed Grant Thornton, LLP.

The reports of Grant Thornton, LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended March 31, 1996 and 1997, and the transition period from April 1, 1997 to December 31, 1997 there were no disagreements with Grant Thornton, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Grant Thornton, LLP, would have caused Grant Thornton, LLP to make reference to the matter in their report. Further, there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Grant Thornton, LLP to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated May 22, 1998, is filed as
Exhibit 1 to this Form 8-K.

During the two most recent fiscal years and any subsequent interim period, the Registrant has not consulted Ernst & Young LLP regarding any matter requiring disclosure in this Form 8-K.

ITEM 8:  FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits:

         1.      Letter from Grant Thornton, LLP dated May 22, 1998
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                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       UNITED STATES EXPLORATION, INC.



                                       By: /s/ F. Michael Murphy
                                          --------------------------------
                                           F. Michael Murphy
                                           Vice President
                                           and Chief Financial Officer

Dated:  May 27, 1998
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                                 EXHIBIT INDEX


Exhibit
Number                  Description
-------                 -----------

  1                     Letter from Grant Thornton, LLP dated May 22, 1998